Q4 & FY 2018 Earnings

Cautionary Statement Regarding Forward-Looking Statements Forward Looking Statements: Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to, (1) guidance and expectations for the first quarter and full year 2019, including statements regarding expected comparable sales, effective tax rates, interest expense, net income, diluted earnings per share, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (3) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (4) customer traffic at malls, shopping centers, and at our stores; (5) competition from other retailers; (6) our dependence on a strong brand image; (7) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (8) the failure or breach of information systems upon which we rely; (9) our ability to protect customer data from fraud and theft; (10) our dependence upon third parties to manufacture all of our merchandise; (11) changes in the cost of raw materials, labor, and freight; (12) supply chain or other business disruption; (13) our dependence upon key executive management; (14) our ability to execute our growth strategy, including improving profitability, providing an exceptional brand and customer experience, transforming and leveraging our systems and processes, and cultivating a strong company culture, and achieving our strategic objectives, including delivering compelling merchandise at an attractive value, investing in growing brand awareness and retaining and acquiring new customers to the Express brand, growing e-commerce sales and expanding our omni-channel capabilities, optimizing our store footprint, and managing our overall cost structure; (15) our substantial lease obligations; (16) our reliance on third parties to provide us with certain key services for our business; (17) impairment charges on long-lived assets; (18) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (19) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (20) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; and (21) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. 2

Express Is A Large Fashion Apparel Brand ♦ Express is a leading fashion apparel retailer with $2.1 billion in annual sales ♦ Established business with nearly 40 years of heritage ♦ Strong dual-gender brand that addresses fashion needs across multiple wearing occasions ♦ Omni-channel business model with sales balanced across retail stores, outlet stores, and e-commerce Sales Profile1,2 Wearing Occasions . Men’s Work . Casual 39% 61% . Jeanswear Women’s . Going out 1. For the fiscal year ended February 2, 2019. 2. Excludes “other revenue” of $65 million. 3

Omni-Channel Business Model STORES E-COMMERCE . 631 company-operated . Express.com and the stores in the U.S. and Express mobile app Puerto Rico . Extends brand reach . Full price and outlet . More choices with stores additional sizing and . Vital to the overall $2.1B assortments customer and brand 2018 Net . More targeted customer experience Sales1 outreach and . Effective marketing segmentation using and customer analytics acquisition vehicle . Growing as a percentage . Integral to omni- of total net sales channel strategy 1. For the fiscal year ended February 2, 2019. 2. Excludes “other revenue” of $65 million. 4

Q4 & FY 2018 Results

Key 2018 Achievements ♦ Record e-commerce sales of $609 million, increasing 21% on a comparable sales basis ♦ Expanded omni-channel capabilities with completion of “ship from store” roll out ♦ Further optimization of retail store footprint, closing 14 retail stores and converting another 29 stores to outlets ♦ Proactive management of our cost base, achieving target of $12 million in cost savings through lower sourcing costs and sustainability initiatives ♦ Strong balance sheet maintained with cash of $172 million, and no debt obligations 6

Q4 2018 Financial Performance Net Sales Adjusted Diluted EPS $ in millions 1 4 4 . Net sales1 (10%) . Q4-2017 diluted EPS includes a $0.04 per share . Comparable sales2 (6%) benefit from the 53rd week . E-commerce sales2,3 +5% Key Highlights • Overall Q4 results in line with guidance, with comparable sales of -6% and adjusted EPS of $0.19 • E-commerce comparable sales increased 5% • Further optimized store footprint with closure of 6 retail stores and opening of 3 outlet stores 1. Q4-2017 was a fourteen-week period, which compares to Q4-2018, which was a thirteen-week period. The 53rd week in Q4-2017 accounted for $26 million in net sales. 2. Comparable sales for the fourth quarter 2018 were calculated using the 13-week period ended February 2, 2019, as compared to the 13-week period ended February 3, 2018. 3. Reported Q4-2018 e-commerce sales were flat. 4. Q4-2018 Adjusted Diluted EPS is adjusted to exclude a negative $0.08 per share impact from the CEO departure and a negative $0.12 per share non-cash impairment charge related to the Company’s Homage investment. Q4-2017 Adjusted Diluted EPS is adjusted to exclude a net $0.02 per share tax benefit related to the new federal tax legislation. Adjusted Diluted EPS is a non-GAAP financial measure. Refer to pages 17-19 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. 7

Fiscal Year 2018 Performance Net Sales Adjusted Diluted EPS $ in millions 1 4 4 . . Net sales1 (2%) 2017 diluted EPS includes a $0.04 per share benefit rd . Comparable sales2 (1%) from the 53 week . E-commerce sales2,3 +21% Key Highlights • E-commerce comparable sales increased 21% • Successful expansion of our omni-channel capabilities with completed roll out of “ship from store” • Further optimized retail store footprint • Achieved target of $12 million in cost savings 1. 2017 was a 53-week period, which compares to 2018, which was a 52-week period. The 53rd week in 2017 accounted for $26 million in net sales. 2. Comparable sales for the full year 2018 were calculated using the 52-week period ended February 2, 2019, as compared to the 52-week period ended February 3, 2018. 3. Reported 2018 e-commerce sales increased 20%. 4. Adjusted Diluted EPS is calculated based on Adjusted Net Income which excludes the impact of non-core items. Adjusted Diluted EPS is a non-GAAP financial measure. Refer to pages 17-19 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. 8

2018 Balance Sheet And Cash Flow Cash Capital Expenditures $ in millions $ in millions . No debt outstanding . Untapped revolver of up to $250M . Share repurchases of $83M in 2018 Key Highlights • Strong balance sheet maintained with cash of $172 million and no debt at year end • Cash decline versus last year driven by $83 million of share repurchases and $26 million non- qualified retirement plan distribution 9

2019 Financial Guidance

2019 Key Areas Of Focus ♦ Product . Customer insights . Testing and buying processes . Forward season merchandise ♦ Brand and Product Clarity . Sharpen women’s and men’s edit points / Fashion POV . Align and focus key customer messages . Optimize product portfolio ♦ Customer Acquisition and Retention . Analytics . New retention initiatives . Partnerships with key fashion influencers ♦ Other . Systems / New assortment planning software . Expense management . Real estate 11

2019 Financial Guidance Guidance as of March 13, 20191 First Quarter 2019 Guidance Q1 2019 Comparable Sales (9%) to (11%) Interest Income/(Expense), Net $0.6 million Effective Tax Rate Approximately 19%2 Net Income (Loss) ($18) to ($23) million Diluted EPS ($0.27) to ($0.34) Weighted Average Diluted Shares 66.7 million Full Year 2019 Guidance . Capital expenditures in the range of $40 to $45 million 1. This guidance does not take into account any additional non-core items that may occur and also excludes the impact of any future share repurchases. 2. The Company’s effective tax rate for the first quarter of 2019 is expected to be impacted by certain discrete tax items. 12

Appendix

Projected 2019 Real Estate Activity 14

Our Store Portfolio # of Stores 1 Net Sq Ft Growth 1% 2% 0% 0% -4% -1% 0% 1. Projection for the period ending February 1, 2020. 15

Non-GAAP Reconciliations

Cautionary Statement Regarding Non-GAAP Financial Measures Non-GAAP Financial Measures This presentation contains references to Adjusted Net Income and Adjusted Diluted Earnings per Share (EPS) which are non-GAAP financial measures. These measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP) included in Express, Inc.’s filings with the Securities and Exchange Commission and may differ from similarly titled measures used by others. Please refer to slides 18-19 in this presentation for additional information and reconciliations of Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable financial measures calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS provide useful information because they exclude items that may not be indicative of or are unrelated to our underlying business results, and provide a better baseline for analyzing trends in our underlying business. In addition, Adjusted Diluted EPS is used as a performance measure in our executive compensation program for purposes of determining the number of equity awards that are ultimately earned. 17

Non-GAAP Reconciliations Q4 and FY 2018 Adjusted Net Income and Adjusted Diluted EPS 18

Non-GAAP Reconciliations Q4 and FY 2017 Adjusted Net Income and Adjusted Diluted EPS 19